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                                                                     EXHIBIT 8.1


                          OPINION OF LATHAM & WATKINS



                                  May 16, 1995


Food 4 Less Holdings, Inc., A California corporation
Food 4 Less Holdings, Inc., a Delaware corporation
777 South Harbor Boulevard
La Habra, CA 90631


                RE: FOOD 4 LESS HOLDINGS, INC., A CALIFORNIA CORPORATION
                    FOOD 4 LESS HOLDINGS, INC., A DELAWARE CORPORATION REGISTRATION STATEMENT ON FORM S-4 (FILE NUMBER 33-88894)


Ladies/Gentlemen:


     You have requested our opinion concerning the material federal income tax consequences to holders of Food 4 Less, Inc. ("FFL") common stock, and Food 4 Less Holdings, Inc. ("Holdings") common stock, of the proposed merger of FFL with and into Holdings and the proposed merger of Holdings with and into Food 4 Less Holdings, Inc., a Delaware corporation, as described in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 27, 1995 (File No. 33-88894), as amended by Amendment No. 1 filed with the Commission on May 16, 1995.


     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Certain Federal Income Tax Consequences."

                                          Very truly yours,

                                          LATHAM & WATKINS